Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$23,298
Unrealized Gain (Loss) on Market Value of Futures	193,402
Dividend Income	2,115
Interest Income	8,139
ETF Transaction Fees	350
Total Income (Loss)	$227,304

Expenses
General Partner Management Fees	$3,258
Professional Fees	7,547
Brokerage Commissions	191
Non-interested Directors' Fees and Expenses	54
Prepaid Insurance Expense	61
NYMEX License Fee	65
Total Expenses	11,176
Expense Waiver	(7,268)
Net Expenses	$3,908
Net Income (Loss)	$223,396

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$5,642,871
Withdrawals (100,000 Shares)	(1,032,818)
Net Income (Loss)	223,396

Net Asset Value End of Month	$4,833,449
Net Asset Value Per Share (450,000 Shares)	$10.74

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596